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                                                                    EXHIBIT 99.e



                                     CONSENT
                                       OF
                         CREDIT SUISSE FIRST BOSTON LLC



Board of Directors
Conexant Systems, Inc.
4311 Jamboree Road
Newport Beach, CA 92660-3095

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated November 3, 2003, to the Board of Directors of Conexant Systems, Inc. (the "Company") as Annex B to the Joint Proxy Statement/Prospectus included in the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and GlobespanVirata, Inc. and references made to such opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON LLC

/s/ CREDIT SUISSE FIRST BOSTON LLC

December 11, 2003